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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2000


                        ENSTAR INCOME PROGRAM IV-3, L.P.
             (Exact name of Registrant as specified in its charter)


                                     Georgia
                 (State or other jurisdiction of incorporation)


        0-15686                                          58-1648320
(Commission File Number)                    (I.R.S. Employer Identification No.)


              c/o Enstar Communications Corporation
              12444 Powerscourt Drive, Suite 100, St. Louis, Missouri      63131
              (Address of principal executive offices)                (Zip Code)


              Registrant's telephone number, including area code: (314) 965-0555
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Item 5.       Other Events.

         As previously reported, Enstar Income Program IV-3, L.P. (the "Partnership"), together with certain affiliates (collectively, the "Selling Partnerships"), entered into a purchase and sale agreement, dated as of June 21, 2000, as amended September 29, 2000 (the "Agreement"), with Multimedia Acquisition Corp., an affiliate of Gans Multimedia Partnership (the "Purchaser"). The Agreement provides for the Purchaser to acquire the assets comprising the Partnership's Fulton, Kentucky cable system, as well as certain assets of the other Selling Partnerships. The Purchaser's obligations under the Agreement are subject to a number of closing conditions, including the condition (the "90% Condition") that the grantors of the franchises, covering 90% of the aggregate subscribers of the Selling Partnerships, consent to transfer those franchises to the Purchaser.

         The grantor of one such franchise, which accounts for over 10% of the aggregate subscribers of the Selling Partnerships, has informed the Partnership that it does not intend to consent to the transfer of that franchise to the Purchaser. We presently are seeking to determine whether the Purchaser will waive the 90% Condition or amend the Agreement so as to permit the sale to be consummated. Without such a waiver or amendment, the Agreement may not be consummated.

         On November 17, 2000, the Partnership filed a Preliminary Consent Statement with the Securities and Exchange Commission, pursuant to which the Partnership's general partner would solicit consents from the limited partners to approve the Agreement. In light of the foregoing events, the Partnership has decided at this time to withdraw the Preliminary Consent Statement.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ENSTAR INCOME PROGRAM IV-3, L.P.

                                     By: ENSTAR COMMUNICATIONS CORPORATION,
                                         its General Partner

                                     By: /s/ RALPH KELLY
                                         ---------------------------------------
                                             Ralph Kelly,
                                             Senior Vice President and Treasurer

Dated:  December 15, 2000